Exhibit (h)(32)

SCHEDULE A

List of Funds to Which the Agreement Applies

Investing Funds	Vanguard Funds*

Exchange Listed Funds Trust	Vanguard Admiral Funds
Cabana Target Drawdown 5 ETF	Vanguard S&P 500 Value Index Fund
Cabana Target Drawdown 7 ETF	Vanguard S&P 500 Growth Index Fund
Cabana Target Drawdown 10 ETF	Vanguard S&P Mid-Cap 400 Index Fund
Cabana Target Drawdown 13 ETF	Vanguard S&P Mid-Cap 400 Value Index Fund
Cabana Target Drawdown 16 ETF	Vanguard S&P Mid-Cap 400 Growth Index Fund
Cabana Target Leading Sector Moderate ETF	Vanguard S&P Small-Cap 600 Index Fund
Cabana Target Leading Sector Conservative ETF	Vanguard S&P Small-Cap 600 Value Index Fund
Cabana Target Leading Sector Aggressive ETF	Vanguard S&P Small-Cap 600 Growth Index Fund

Armor US Equity Index ETF	Vanguard Bond Index Funds
Corbett Road Tactical Opportunity ETF	Vanguard Short-Term Bond Index Fund
Vanguard Intermediate-Term Bond Index Fund
Vanguard Long-Term Bond Index Fund
Vanguard Total Bond Market Index Fund
Vanguard Ultra-Short Bond ETF

Vanguard Charlotte Funds
Vanguard Total International Bond Index Fund

Vanguard Index Funds
Vanguard 500 Index Fund
Vanguard Extended Market Index Fund
Vanguard Growth Index Fund
Vanguard Large-Cap Index Fund
Vanguard Mid-Cap Growth Index Fund
Vanguard Mid-Cap Index Fund
Vanguard Mid-Cap Value Index Fund
Vanguard Small-Cap Growth Index Fund
Vanguard Small-Cap Index Fund
Vanguard Small-Cap Value Index Fund
Vanguard Value Index Fund
Vanguard Total Stock Market Index Fund

Vanguard International Equity Index Funds
Vanguard Emerging Markets Stock Index Fund
Vanguard European Stock Index Fund
Vanguard FTSE All-World ex-US Index Fund
Vanguard Pacific Stock Index Fund
Vanguard Total World Stock Index Fund
Vanguard FTSE All World ex-US Small-Cap Index Fund
Vanguard Global ex-U.S. Real Estate Index Fund

* This Agreement applies only to the ETF share class of each Vanguard Fund listed in Schedule A.

Vanguard Malvern Funds
Vanguard Short-Term Inflation-Protected Securities Index Fund

Vanguard Municipal Bond Funds
Vanguard Tax-Exempt Bond Index Fund

Vanguard Scottsdale Funds
Vanguard Short-Term Treasury Index Fund
Vanguard Intermediate-Term Treasury Index Fund
Vanguard Long-Term Treasury Index Fund
Vanguard Short-Term Corporate Bond Index Fund
Vanguard Intermediate-Term Corporate Bond Index Fund
Vanguard Long-Term Corporate Bond Index Fund
Vanguard Mortgage-Backed Securities Index Fund
Vanguard Russell 1000 Index Fund
Vanguard Russell 1000 Value Index Fund
Vanguard Russell 1000 Growth Index Fund
Vanguard Russell 2000 Index Fund
Vanguard Russell 2000 Value Index Fund
Vanguard Russell 2000 Growth Index Fund
Vanguard Russell 3000 Index Fund

Vanguard Specialized Funds
Vanguard Dividend Appreciation Index Fund Vanguard Real Estate Index Fund

Vanguard STAR Funds
Vanguard Total International Stock Index Fund

Vanguard Tax-Managed Funds
Vanguard Developed Markets Index Fund

Vanguard Wellington Fund
Vanguard U.S. Liquidity Factor ETF
Vanguard U.S. Minimum Volatility ETF
Vanguard U.S. Momentum Factor ETF
Vanguard U.S. Multifactor ETF
Vanguard U.S. Quality Factor ETF
Vanguard U.S. Value Factor ETF

Vanguard Whitehall Funds
Vanguard High Divided Yield Index Fund
Vanguard Emerging Markets Government Bond Index Fund
Vanguard International Dividend Appreciation Index Fund
Vanguard International High Dividend Yield Index Fund

Vanguard World Fund
Vanguard Communication Services Index Fund
Vanguard Consumer Discretionary Index Fund
Vanguard Consumer Staples Index Fund
Vanguard Energy Index Fund
Vanguard ESG International Stock ETF
Vanguard ESG U.S. Corporate Bond ETF
Vanguard ESG U.S. Stock ETF
Vanguard Extended Duration Treasury Index Fund
Vanguard Financials Index Fund
Vanguard Health Care Index Fund
Vanguard Industrials Index Fund
Vanguard Information Technology Index Fund
Vanguard Materials Index Fund
Vanguard Mega Cap Index Fund
Vanguard Mega Cap Growth Index Fund
Vanguard Mega Cap Value Index Fund
Vanguard Utilities Index Fund

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